Exhibit 99.1
10x Genomics Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Outlook for 2026
PLEASANTON, Calif. February 12, 2026 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the fourth quarter and full year ended December 31, 2025 and provided its outlook for 2026.
Recent Updates
•Revenue was $166.0 million for the fourth quarter of 2025, representing a 1% increase over the corresponding period of 2024. Revenue was $642.8 million for the full year of 2025. Excluding $44.1 million of non-recurring revenue related to patent litigation settlements, full-year revenue was $598.7 million, representing a 2% decrease from the full year of 2024.
•Announced partnerships with the Cancer Research Institute and PharosAI to build some of the world’s largest AI-ready datasets for cancer research, leveraging our Chromium and Xenium platforms to transform thousands of clinical samples into high-resolution multimodal insights for drug discovery and diagnostics.
•Entered into a collaboration with Dana-Farber Cancer Institute to analyze patient tumor samples, marking the beginning of a multi-year research initiative to incorporate single cell and spatial tumor analysis into potential diagnostic workflows to support cancer patient care.
•Launched a study with Brigham & Women’s Hospital aimed at identifying single cell blood-based signatures of autoimmune disease activity and treatment response to support clinical care.
•Ended the year with $523.4 million of cash and cash equivalents and marketable securities, an increase of $130.0 million over the prior year.

“In 2025, our team executed with discipline through a challenging environment while continuing to strengthen the fundamentals of the business,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “As we look to 2026, I am excited by the expanding impact of our platforms, driven by new product innovations and strategic partnerships. We are well positioned to execute across multiple growth vectors in the business, especially AI-driven demand, translational research and emerging clinical opportunities."
Fourth Quarter 2025 Financial Results
Revenue was $166.0 million for the three months ended December 31, 2025, a 1% increase from $165.0 million for the corresponding prior year period.
Gross margin was 68% for the fourth quarter of 2025, as compared to 67% for the corresponding prior year period. The increase in gross margin was primarily due to lower inventory write-downs, lower royalty costs and lower warranty costs, partially offset by higher manufacturing costs.
Operating expenses were $132.6 million for the fourth quarter of 2025, an 18% decrease from $160.8 million for the corresponding prior year period. The decrease was primarily driven by lower outside legal expenses and personnel expenses.
Operating loss was $19.5 million for the fourth quarter of 2025, as compared to an operating loss of $49.8 million for the corresponding prior year period. This includes $25.2 million of stock-based compensation for the fourth quarter of 2025, as compared to $32.5 million for the fourth quarter of 2024.
Net loss was $16.3 million for the fourth quarter of 2025, as compared to a net loss of $49.0 million for the corresponding prior year period.
Full Year 2025 Financial Results
Revenue was $642.8 million for the year ended December 31, 2025, a 5% increase from $610.8 million for 2024. Excluding $44.1 million related to patent litigation settlements, full-year revenue was $598.7 million, a 2% decrease from the prior year.

Gross margin was 69% for full year 2025, as compared to 68% for 2024. The increase in gross margin was primarily due to higher license and royalty revenue and lower royalties and warranty costs, partially offset by an increase in inventory write-downs and higher manufacturing costs.

Operating expenses were $504.9 million for full year 2025, as compared to $609.0 million for 2024, a decrease of 17%. The decrease was primarily driven by a $49.9 million gain on litigation settlements, lower outside legal expenses and personnel expenses.

Operating loss was $61.0 million for full year 2025, as compared to an operating loss of $194.6 million for 2024. This includes $108.8 million of stock-based compensation for full year 2025, as compared to $140.7 million for full year 2024.

Net loss was $43.5 million for full year 2025, as compared to a net loss of $182.6 million for 2024.

Cash and cash equivalents and marketable securities were $523.4 million as of December 31, 2025.
2026 Financial Guidance
10x Genomics expects full year 2026 revenue to be in the range of $600 million to $625 million. Excluding the non-recurring license and royalty revenue related to patent litigation settlements in 2025, this represents 0% to 4% growth over full year 2025.
Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the fourth quarter and full year 2025 financial results, business developments and outlook after market close on Thursday, February 12, 2026 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay for at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated research solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn, X, Facebook, Bluesky or YouTube.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "see," "estimate," "predict," "potential," "would," "likely," "seek" or "continue" or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s products and services, opportunities and 10x Genomics, Inc.’s financial performance and results of operations, including expectations regarding revenue and guidance. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management. Actual outcomes and results could differ materially from these statements due to a number of factors and such statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release. 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in 10x Genomics’ expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the

company's most recently-filed 10-K and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Consolidated Statement of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Products and services revenue	$165,689	$164,910	$596,688	$610,464
License and royalty revenue	341	111	46,135	321
Revenue (1)	166,030	165,021	$642,823	$610,785
Cost of products and services revenue (2)	52,985	54,066	198,942	196,303
Gross profit	113,045	110,955	443,881	414,482
Operating expenses:
Research and development (2)	55,969	66,968	238,632	264,698
Selling, general and administrative (2)	76,617	93,826	316,134	344,343
Gain on settlement	—	—	(49,900)	—
Total operating expenses	132,586	160,794	504,866	609,041
Loss from operations	(19,541)	(49,839)	(60,985)	(194,559)
Other income (expense):
Interest income	5,492	4,467	20,048	18,930
Interest expense	—	—	—	(4)
Other (expense) income, net	(1,144)	(3,008)	1,030	(2,067)
Total other income	4,348	1,459	21,078	16,859
Loss before provision for income taxes	(15,193)	(48,380)	(39,907)	(177,700)
Provision for income taxes	1,059	648	3,637	4,927
Net loss	$(16,252)	$(49,028)	$(43,544)	$(182,627)

Net loss per share, basic and diluted	$(0.13)	$(0.40)	$(0.35)	$(1.52)
Weighted-average shares used to compute net loss per share, basic and diluted	127,078,342	121,596,351	124,749,885	120,451,550

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company’s Visium and Xenium products:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Instruments
Single Cell	$6,105	$10,929	$22,671	$35,212
Spatial	9,364	13,425	34,108	57,503
Total instruments revenue	15,469	24,354	56,779	92,715
Consumables
Single Cell	100,790	97,737	363,206	372,308
Spatial	40,959	35,795	143,977	121,124
Total consumables revenue	141,749	133,532	507,183	493,432
Services	8,471	7,024	32,726	24,317
Products and services revenue	165,689	164,910	596,688	610,464
License and royalty revenue	341	111	46,135	321
Total revenue	$166,030	$165,021	$642,823	$610,785

The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Americas
United States	$78,957	$84,285	$346,512	$334,318
Americas (excluding United States)	3,217	2,936	12,261	13,447
Total Americas	82,174	87,221	358,773	347,765
Europe, Middle East and Africa	53,463	49,828	161,716	159,762
Asia-Pacific
China	15,022	14,609	70,264	57,300
Asia-Pacific (excluding China)	15,371	13,363	52,070	45,958
Total Asia-Pacific	30,393	27,972	122,334	103,258
Total Revenue	$166,030	$165,021	$642,823	$610,785
(2)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Cost of product and services revenue	$2,011	$2,221	$8,497	$8,348
Research and development	11,531	15,587	49,568	66,315
Selling, general and administrative	11,672	14,731	50,739	66,086
Total stock-based compensation expense	$25,214	$32,539	$108,804	$140,749

10x Genomics, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$473,966	$344,067
Marketable securities	49,443	49,335
Accounts receivable, net	47,013	87,862
Inventory	56,341	83,107
Other receivables	35,480	606
Prepaid expenses and other current assets	22,208	19,410
Total current assets	684,451	584,387
Property and equipment, net	226,711	252,648
Operating lease right-of-use assets	60,450	57,290
Goodwill	4,511	4,511
Intangible assets, net	62,329	15,671
Other noncurrent assets	2,913	4,129
Total assets	$1,041,365	$918,636
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,733	$12,909
Accrued compensation and related benefits	42,500	33,615
Accrued expenses and other current liabilities	39,971	41,165
Deferred revenue	23,902	20,658
Operating lease liabilities	10,985	9,286
Contingent consideration, current	23,363	—
Total current liabilities	153,454	117,633
Contingent consideration, noncurrent	1,237	—
Operating lease liabilities, noncurrent	73,376	73,327
Deferred revenue, noncurrent	10,501	12,513
Other noncurrent liabilities	6,471	5,029
Total liabilities	245,039	208,502
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized and 127,691,329 and 122,291,837 shares issued and outstanding as of December 31, 2025 and 2024	2	2
Additional paid-in capital	2,306,690	2,177,672
Accumulated deficit	(1,510,591)	(1,467,047)
Accumulated other comprehensive income (loss)	225	(493)
Total stockholders’ equity	796,326	710,134
Total liabilities and stockholders’ equity	$1,041,365	$918,636